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                                                                  EXHIBIT 10.905

                  COOPERATIVE DEVELOPMENT AND SERVICE AGREEMENT
              BY AND BETWEEN ERIM INTERNATIONAL, INC. AND DAEDALUS
                                ENTERPRISES, INC.

This Agreement, dated as of the 26th day of March, 1998 (the "Effective Date") between ERIM INTERNATIONAL, INC., a Michigan corporation with offices at 1975 Green Road, Ann Arbor, Michigan 48105, ("EI") with a mailing address of P.O. Box 134008, Ann Arbor, Michigan 48113-4008, and DAEDALUS ENTERPRISES, INC., with offices at 300 Parkland Plaza, Ann Arbor, Michigan, 48106-1869 ("DAEDALUS").

RECITALS

              WHEREAS, EI and DAEDALUS (the "PARTIES") desire to develop and perform commercial service contract activities for third parties using an Airborne Mutispectral Digital Camera System (the "AMDC") constructed by DAEDALUS and an Image Processing System (the "IPS") developed by EI and to continue development of application specific value-added software and/or hardware techniques to further enhance the utility and attractiveness of the system to potential customers; and

              WHEREAS, the PARTIES desire to define and establish their respective responsibilities, rights, obligations, working relationships, and remuneration in this AGREEMENT;

              NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, it is agreed as follows:

ARTICLE 1. Relationship of the PARTIES

              This relationship shall be nonexclusive and the PARTIES agree that either may enter into other similar development and service agreements with third parties at their discretion. This AGREEMENT shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind. The PARTIES will operate as independent contractors working together to achieve the objectives outlined in this AGREEMENT.

ARTICLE 2. Expenses

              Except as otherwise specifically stated herein, each party shall bear all of its own expenses incurred in connection with efforts under this AGREEMENT.


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ARTICLE 3. DAEDALUS  Responsibilities

              a. DAEDALUS will build an AMDC which will meet the specifications contained in Attachment A hereto, and shall demonstrate by appropriate tests that said specifications are met. DAEDALUS shall also provide documentation and training materials in sufficient detail to enable system installation and operation of the AMDC by EI personnel.

              b. DAEDALUS shall perform the fabrication and testing of the AMDC in accordance with the following Milestones related to the EI payment schedule of Article 4 (1).

              Milestone 1: two (2) months from the Effective Date the following major components will have been purchased and received by DAEDALUS:

              -       Frame grabber
              -       AIT tape recorder
              -       Timer card
              -       SCSI controller card
              -       Chassis, power and CPU for computer
              -       Kodak CCD camera
              -       Camera lens

The computer system and camera will be integrated and testing started. At this milestone the system will be capable of capturing single frame images from the camera and recording on tape-monochrome only.

              Milestone 2: three (3) months from the Effective Date the following shall have occurred:

              - Ninety percent (90%) of all material will have been purchased and received by DAEDALUS.

Most fabrication will be complete and the camera and computer will be integrated and tested. The electromechanical assembly of filters and rotation stage will be in process.

DAEDALUS will certify in writing to EI that it has satisfied the Milestones specified under this Article by submitting a written invoice to EI. If DAEDALUS fails to meet either Milestone above, EI shall have the right to withhold progress payments for the fabrication of the AMDC until such Milestone is met.

              c. The AMDC shall be completed within four months of the Effective Date (the "Completion Date"). In the event DAEDALUS does not complete the fabrication of the AMDC within sixty (60) days of the Completion Date, EI may deduct 10% from the final progress payment. If the AMDC is not complete within ninety (90) days of the


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Completion Date, EI may terminate this Agreement and DAEDALUS shall refund all progress payments.

            d. DAEDALUS will maintain the AMDC in operational condition for use on commercial service contracts and provide all labor for the maintenance of the same. For purposes of this AGREEMENT operational condition shall mean: (1) the computer, camera, tape recorder and GPS components combined with a custom filter wheel and controller and special system control, data formatting, and output software, will be kept in working order; (2) normal and customary periodic repair and maintenance of the AMDC will occur and be documented; (3) configuration control and quality assurance shall be implemented such that the nominal system performance shall be at least as good as that demonstrated during the development stage.

ARTICLE 4. EI Responsibilities

            (1) EI shall pay DAEDALUS a total of $120,000 to fund construction of the AMDC under Section 3 of the AGREEMENT. Said sum shall be paid in four installments as follows:

                $30,000 at contract execution
                $15,000 two months after the Effective Date
                $15,000 three months after the Effective Date
                $60,000 at completion of the AMDC

            (2) EI will market and develop products and services that use the AMDC. EI will also make improvements to the AMDC registration software as mutually agreed upon by DAEDALUS and EI.

            (3) EI will be responsible for scheduling service projects but will consult with DAEDALUS when establishing such schedule, in accordance with
Article 7.

ARTICLE 5. Ownership Rights

            a. AMDC

            Title to and commercial rights in the complete AMDC system's intellectual property shall be retained by DAEDALUS.

            b. IPS

            Title to and commercial rights in the complete IPS system's intellectual property shall be retained by EI.


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         c. Enhancements

         Ownership of future enhancements to either the AMDC or the IPS in those cases where DAEDALUS and EI work together to develop such enhancements, will be agreed to on a case by case basis and documented as a written amendment to this agreement signed by both PARTIES

         d. AMDC

         (1) Title to the AMDC delivered pursuant to Article 3, shall vest jointly in DAEDALUS and EI, and each party shall be permitted to market and sell commercial service projects. The PARTIES shall divide revenues from commercial service projects in accordance with the provisions of Section 7 of this AGREEMENT. It is agreed that the AMDC shall not be sold, leased or otherwise conveyed or transferred by either party without the express written consent of the other.

         (2) Joint ownership of the AMDC shall not be construed as a grant, license or other transfer of any right in the proprietary information or intellectual property owned by either EI or DAEDALUS to the other.

ARTICLE 6. Joint Responsibilities of the PARTIES

         a. It is agreed that the PARTIES intend to continue the development of the AMDC and the IPS beyond its first commercial version. DAEDALUS will have general responsibility for enhancement of the AMDC equipment and EI will have general responsibility for enhancement of the IPS. The PARTIES will mutually agree on the enhancements to be made, the sharing of their costs, and the schedule for completion.

         b. After completion of the AMDC, EI will share equally with DAEDALUS, all expenses, net of insurance proceeds, for parts necessary for repair and/or maintenance of the AMDC.

         c. Each of the PARTIES shall be responsible for insuring the AMDC with the other identified as a named insured party. DAEDALUS shall be responsible for loss or damage to the AMDC when in possession of it and EI shall be responsible for loss or damage to the AMDC when it is in possession of it. In the event of damage or loss DAEDALUS shall be responsible for making appropriate repairs or replacement within a reasonable period of time, provided the damage or loss is covered by such insurance and proceeds from the same go to DAEDALUS.

ARTICLE 7. Project Coordination/Revenue Sharing

Project terms: In order to coordinate the efforts of the PARTIES on individual service projects, terms relating to the schedule, personnel, Daily Use Fees, and other individual project requirements will be mutually agreed to by the PARTIES in a letter or other


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document that incorporates this AGREEMENT by reference.

Daily Use Fee: The PARTIES will agree on the number of days the AMDC will be required to perform individual service projects. For use of the AMDC for individual service projects, the party responsible for performing the project shall pay to the other the sum of $1,250 per day based on the number of days billed on such service project. Unless otherwise agreed, payment of the Daily Use Fee shall be made within thirty (30) days from receipt of payment from the project customer, but in no event later than one hundred and twenty (120) days beyond project completion.

ARTICLE 8. Term and Termination

         a. This AGREEMENT shall begin on the Effective Date and continue until terminated as herein provided.

         b. After the second anniversary of the Effective Date, either party may terminate this AGREEMENT by giving thirty (30) days written notice to the other. The party terminating under this provision shall give up all rights of ownership in the AMDC and revenue derived from its use.

         c. The PARTIES may terminate this AGREEMENT by mutual consent and either party may purchase the other's interest in the AMDC at a price to be negotiated between the PARTIES. If a purchase cannot be negotiated within sixty
(60) days from the date of mutual termination, the AMDC will be sold at a public sale and the proceeds will be split equally between the PARTIES.

         d. Except as may be prohibited by the bankruptcy laws of the United States, in the event either party shall become or commit an act of voluntary or involuntary bankruptcy, make an assignment for the benefit of creditors, or become insolvent, the other party may elect to cancel any unfulfilled obligations hereunder. Notwithstanding the foregoing, in the event of insolvency or bankruptcy of DAEDALUS prior to the completion of the AMDC, EI shall have the right to claim and possess the incomplete AMDC in order to protect its joint interest in the title to the AMDC. In the event insolvency or bankruptcy the solvent party shall have the right to acquire exclusively the technology of the other relating to the development of the AMDC to the extent allowed by law.

         e. Termination of this AGREEMENT for any reason shall not relieve a party of any outstanding obligation with regard to services sold and delivered or under contact prior to the date of termination, nor shall it effect the obligations of the PARTIES under Article 10 hereof.

ARTICLE 9. Product Warranty Responsibilities

         OTHER THAN AS STATED IN THIS AGREEMENT, NO WARRANTIES OF ANY KIND ARE MADE BY EITHER PARTY TO THE OTHER OR FOR THE


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BENEFIT OF THIRD PARTIES, INCLUDING SPECIFICALLY EXPRESS OR IMPLIED WARRANTIES
OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 10. Exchange of Proprietary Information

         a. EI will maintain ownership of its Proprietary Information and Intellectual Property related to the IPS. DAEDALUS shall have no claim to any Proprietary Information and Intellectual Property belonging to EI.

         b. DAEDALUS will maintain ownership of its Proprietary Information and Intellectual Property related to the AMDC and EI shall have no claim to any Proprietary Information and Intellectual Property belonging to DAEDALUS.

         c. The definition, exchange and protection of Proprietary Information under this Agreement shall be governed by the "NONDISCLOSURE AGREEMENT" between the parties dated 28 February 1997, included herein by reference.

ARTICLE 11. Intellectual Property Infringement Indemnification

         a. DAEDALUS agrees to indemnify EI and hold EI harmless against any and all claims, suits, judgments, damages, costs and other charges, including attorney's fees that are asserted by a third party claiming that the activities relating to or arising under this AGREEMENT by DAEDALUS infringes upon such third party's patent, copyright, trademark, trade secret or other intellectual property right. Specifically and without limitation, DAEDALUS agrees to further indemnify and hold EI harmless against any claims arising out of performance by DAEDALUS or EI under the terms of this AGREEMENT which may be brought under US patent No. 5,247,356 entitled "Method and Apparatus for Mapping and Measuring Land" presently held by Pictometry, Inc.

         To qualify for such indemnification defense EI must:

         (1) Give DAEDALUS notice of any such claim, and

         (2) Allow DAEDALUS to control, and fully cooperate with DAEDALUS in the defense and all related settlement negotiations.

         This Article 11 sets forth EI exclusive remedy against DAEDALUS with respect to any action or claim for alleged infringement of intellectual property rights.

         b. EI agrees to indemnify DAEDALUS and hold DAEDALUS harmless against any and all claims, suits, judgments, damages, costs and other charges, including attorney's fees that are asserted by a third party claiming that the activities relating to or arising under this AGREEMENT by EI infringes upon such third party's patent, copyright, trademark, trade secret or other intellectual property right


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To qualify for such indemnification defense DAEDALUS must:

         (1) Give EI notice of any such claim, and

         (2) Allow EI to control, and fully cooperate with EI in the defense and all related settlement negotiations.

         This Article 11 sets forth DAEDALUS exclusive remedy against EI with respect to any action or claim for alleged infringement of intellectual property rights.

ARTICLE 12. Force Majeure

         Neither party shall be liable for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from any cause or causes beyond its reasonable control, including, but not limited to labor disputes, strikes, acts of God, lightening, shortages of materials, rationing, utility or communization failures, earthquakes, casualty, war, act of the public enemy, riots, insurrections, embargoes, blockages, actions, restrictions or orders of any government, agency or subdivision thereof.

         Each party shall give the other written notice within ten (10) days of such delay, and shall include in the notice the steps the party will take to alleviate the problem.

ARTICLE 13. Entire  AGREEMENT

         This AGREEMENT contains the entire understanding of the PARTIES hereto relating to the subject hereof. This AGREEMENT may not be modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the PARTIES. Nothing in this AGREEMENT should be construed to modify or amend the PARTIES Strategic Alliance Agreement effective 20 October 1997.

ARTICLE 14. Severability of Provisions

         In the event that one or more provision(s) of this AGREEMENT are found unenforceable by law, the remaining provision(s) shall continue to have full force and effect.


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IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be duly executed in duplicate to become effective as of the day and year first written above.

ERIM INTERNATIONAL, INC.                     DAEDALUS ENTERPRISES, INC.

By:       /s/ Carlos Zorea                   By:      /s/ Thomas R. Ory
         -------------------------                    ------------------
         Carlos Zorea                                 Thomas R. Ory

Its:     Executive Vice President                     Its:     President
            & COO

Date:    26 March 1998                                Dated:   March 26, 1998